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                                                                      EXHIBIT 5




                                 May 7, 1996



Caliber System, Inc.
3560 West Market Street
Akron, Ohio 44333

Re:     Nonemployee Directors' Stock Retainer Plan

Gentlemen:

I have acted as counsel for Caliber System, Inc. (the "Company") in connection with the adoption of the Nonemployee Directors' Stock Retainer Plan (the "Plan"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereon I am of the opinion that the shares of common stock, without par value, of the Company ("Common Stock") that may be issued pursuant to the Plan are duly authorized and will be, when issued in accordance with the Plan, validly issued, fully paid and nonassessable

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed by the Company to effect registration of the shares of Common Stock to be issued and sold pursuant to the Plan under the Securities Act of 1933.

                                Very truly yours,



                                Joseph C. Weinstein
JCW:050796-2